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                     [SCHIFF HARDIN & WAITE LETTERHEAD]




                                                                    EXHIBIT 5(A)
Robert J. Regan
(312) 258-5606


                                         October 20, 1995


Illinois Power Company
500 S. 27th Street
Decatur, IL   62525-1805

Ladies and Gentlemen:

         We are acting as counsel for Illinois Power Company, an Illinois corporation (the "Company"), and Illinois Power Financing I, a Delaware business trust (the "Trust"), in connection with the proposed (i) issuance and sale by the Trust of up to $100,000,000 of ___% Trust Originated Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), (ii) issuance by the Company of a Guarantee for the benefit of the holders from time to time of the Preferred Securities and (iii) issuance and sale by the Company of Subordinated Debentures to the Trust under an Indenture to be entered into between the Company and Wilmington Trust Company, as trustee (the "Trustee"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "Act").

         As counsel to the Company and the Trust, we have examined (i) the Registration Statement and exhibits thereto, including the preliminary prospectus in the Registration Statement (the "Prospectus"), (ii) the Company's Amended and Restated Articles of Incorporation and By-Laws, as amended, (iii) documents issued by public officials as to the existence of the Company and the Trust under the laws of the States of Illinois and Delaware, respectively, and
(iv) such other documents and records of the Company and the Trust and such matters of law as we deemed necessary to enable us to render this opinion. We have assumed the continued exemption of the contemplated transactions from the requirements of the Public Utility Holding Company Act of 1935, as amended, the genuineness of all signatures, the authenticity of all documents submitted to us as original counterparts, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.
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Illinois Power Company
October 20, 1995
Page Two


         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly organized and existing under and by virtue of the laws of the State of Illinois.

         2. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

         3. The Company has corporate power and authority to execute and deliver the Guarantee and the Indenture and to authorize and sell the Subordinated Debentures.

         4. The Subordinated Debentures and the Guarantee will be legal, valid and binding obligations of the Company enforceable in accordance with their terms against the Company, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting generally the enforcement of creditors' rights and by the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), when: (a) the Registration Statement, as it may be amended, shall have become effective under the Act, no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and any applicable state securities or Blue Sky laws shall have been complied with; (b) the order of the Illinois Commerce Commission in Docket No. 95-0344 authorizing the Company to execute and deliver the Indenture and any supplemental indentures thereto and to issue the Subordinated Debentures shall remain in effect; (c) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance by the Company of the Subordinated Debentures and the Guarantee on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto; (d) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Indenture and any supplemental indentures thereto shall have been appropriately executed and delivered by the Company and the Trustee, the terms of the Subordinated Debentures shall have been duly established, and the Subordinated Debentures shall have been issued and authenticated in accordance with the applicable provisions of the Indenture and any supplemental indentures thereto and all necessary corporate authorizations; (e) the terms of the Guarantee shall have been duly established in accordance with applicable law, the Guarantee shall have been appropriately executed and delivered by the Company, and the Guarantee shall have been qualified under the Trust Indenture Act; (f) the Preferred Securities to which the Guarantee and the Subordinated Debentures relate shall have been duly issued and sold and the purchase price therefor shall have been received by the Trust, and the Amended and Restated Declaration of Trust shall have been qualified under the Trust Indenture Act; and (g) the Company shall have received the consideration payable for the Subordinated Debentures.
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Illinois Power Company
October 20, 1995
Page Three


         We hereby confirm that, in all material respects, the discussion under the caption "United States Federal Income Taxation" in the Prospectus is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the captions "United States Federal Income Taxation" and "Legal Matters" in the Prospectus.

         We are members of the Illinois Bar and do not hold ourselves out as experts on the laws of any other state. Accordingly, in rendering this opinion, we have relied, as to all matters governed by the laws of the State of Delaware, upon the opinion of even date herewith of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust, which is being filed as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                         SCHIFF HARDIN & WAITE



                                                         By: /s/ Robert J. Regan
                                                         -----------------------
                                                         Robert J. Regan

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